SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                December 4, 2001



                          KENT FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)


        1-7986                                       75-1695953
(Commission File Number)               (I.R.S. Employer Identification Number)

            376 Main Street
              P.O. Box 74
        Bedminster, New Jersey                                 07921
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code
                                 (908)234-0078


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Item 4.      Changes in Registrant's Certifying Accounts
------       -------------------------------------------

     On December 4, 2001 the Board of Directors of the Company retained Amper, Politziner & Mattia, P.A. , Certified Public Accountants, as its certifying accountant for the fiscal year ended December 31, 2001, dismissing Deloitte & Touche LLP.

     No report on the financial statements of the Company issued by Deloitte & Touche during the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any disagreements during the last two fiscal years and through December 4, 2001, between Deloitte & Touche and the Company concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved would have required Deloitte & Touche to make reference to the subject matter thereof in connection with its report. During the last two fiscal years and through December 4, 2001, none of the events listed in items (1) through (3) of Item 304(b) of Regulation S-K have occurred; and during such period the Company has not consulted with Amper, Politziner & Mattia concerning any matter referred to under paragraphs (i) or (ii) of Item 304(a)(2) of Regulation S-K.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
-------      -------------------------------------------------------------------

(c)          Exhibits

16.1 Letter of Deloitte & Touche LLP, dated December 4, 2001 pursuant to Item 304(a)(3) of Regulation S-K.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Kent Financial Services, Inc.
                                                  -----------------------------
                                                          (Registrant)


                                             By   John W. Galuchie, Jr.
                                                  -----------------------------
                                                  John W. Galuchie, Jr.
                                                  Executive Vice President


                                           Date   December 10, 2001
                                                  -----------------------------